February 22, 2023

VIA E-MAIL (Jeffrey.Walsh@pseg.com)

Mr. Jeffrey Walsh General Manager Kalaeloa Partners, L.P.
91-111 Kalaeloa Boulevard
Kapolei, Hawaii 96707

Subject:    Amended and Restated Power Purchase Agreement For Firm Dispatchable Capacity And Energy dated October 29, 2021- Letter Agreement regarding Monthly Invoices and Cybersecurity

Dear Jeff:

Hawaiian Electric Company, Inc. ("Company") and Kalaeloa Partners L.P. ("Seller") are parties to that certain Amended and Restated Power Purchase Agreement For Firm Dispatchable
Capacity And Energy dated October 29, 2021 (the "ARPPA"). Company and Seller each acknowledge that (1) additional clarification is needed with respect to the content, and timing of payment, of monthly invoices; and (2) an oversight in a cybersecurity provision needs to be addressed. As such, Company and Seller hereby agree that the ARPPA is amended as follows:

1.Monthly Invoice. Section 6.1 (Monthly Invoice) of the ARPPA is hereby deleted and replaced in its entirety with the following:

6.1 Monthly Invoice. As soon as practicable, but not later than the fifth (5th) Business Day of each calendar month, Company shall provide Seller or its designated agent with the appropriate data for Seller to compute the payment due for capacity provided and electric energy delivered to Company in the preceding calendar month as determined in accordance with this Agreement. Seller shall compute (i) the Energy Charge for the preceding month using actual fuel costs; and (ii) an estimated Capacity Charge for the current calendar month adjusted in accordance with Attachment J (Energy Charge and Capacity Charge Payment Formulas), if appropriate, together with a statement of any Capacity Charge credits owed by Seller to Company for any preceding months; and promptly thereafter, but not later than the tenth (l0th) Business Day of each calendar month, submit an invoice ("Monthly Invoice") for the Capacity Charge to be paid to Seller for the current month, and the Energy Charge to be paid to Seller for the preceding calendar month. Each Monthly Invoice shall include Seller's backup data for the computation of the Capacity Charge and the Energy Charge. Unless and until Company designates a different address, the Monthly
Hawaiian Electric                PO BOX 2750, HONOLULU, HI 96840-0001

Mr. Jeffrey Walsh February 22, 2023 Page 2 of 3

Invoice shall be delivered by email to the address designated by Company or by mail to:

Hawaiian Electric Company, Inc.
P.O. Box 2750
Honolulu, Hawai'i 96740-2750
Attention: Energy Contract Manager

2. Date for Payment of Invoice. Section 6.2(A) (Date Payment Due) of the ARPPA
is hereby deleted and replaced in its entirety with the following:

(A)Date Payment Due. No later than the twentieth (20th) Business Day of each calendar month (or the last Business Day of that month if there are less than twenty (20) Business Days in that month), Company shall, subject to Company's right to set-off liquidated damages as provided in Article 16 (Set Off) of this Agreement, make payment on such invoice, or provide to Seller an itemized statement of its objections to all or any portion of such invoice and pay undisputed amount. Notwithstanding the foregoing, the Day by which the Company shall make payment to Seller hereunder shall be increased by one (1) Day for each Day that Seller is delinquent in providing to Company the information required under Section 6.1 (Monthly Invoice) of this Agreement. However, if Company is not timely in providing data required in Section 6.1 (Monthly Invoice) and this directly causes Seller to be unable to deliver its invoice in accordance with the time frame set fo1th in Section 6.1 (Monthly Invoice), then Company shall still meet the payment date of the twentieth (20th) Business Day of that month. If Seller is unable to provide a complete invoice for the reasons set forth in the preceding sentence, an estimated payment, subject to reconciliation with the complete invoice, may be made by Company as an interim provision until a complete invoice can be prepared by Seller and received by Company."

3.Network and Application Security. Subsection (c) of Section 1.b.iii(G)(ii)
(Network and Application Security) of Attachment B (Facility Owned by Seller) of the ARPPA is hereby deleted and replaced in its entirety with the following:

(c)    Harden network devices (i.e., aligned with the intent of NERC CIP-007-
6 Rl).

All of the terms and conditions of the ARPPA that are not altered, amended or replaced as set forth above shall remain in full force and effect.

If Seller is in agreement with the above, Company requests that Seller have a duly authorized representative of Seller countersign this letter agreement where indicated below and return a copy to Company at debbie.higashi@hawaiianelectric.com. So long as Seller executes this letter below without any additions and/or revisions, Company's execution of this letter below shall be deemed Company's execution and agreement to the terms of this letter.
Hawaiian Electric                PO BOX 2750, HONOLULU, HI 96840-0001

Mr. Jeffrey Walsh February 22, 2023 Page 3 of 3

This letter agreement may be executed in counterparts and signatures transmitted via electronic means, such as portable document format (pdf). A Party's signature transmitted by electronic means shall be considered an "original" signature for purposes of this letter agreement.

If you have any questions, please contact Debbie Higashi at (808) 543-4373 or debbie.higashi@hawaiianelectric.com. Thank you for your attention to this matter.

Sincerely,

/s/ Sarie M. Uechi
Sarie M. Uechi
HAWAIIAN ELECTRIC COMPANY, INC.
Manager, Energy Contract Management

ACKNOWLEDGED AND AGREED TO BY:

Kalaeloa Partners L.P.
/s/ Jeff Walsh	Date: February 22, 2023
Name: Jeff Walsh
Title: General Manager

"Seller"

Electronic copy: legalnotices@hawaiianelectric.com
John Brady (John.Brady@pseg.com)
Rebecca Dayhuff Matsushima
Greg Shimokawa Eaton O'Neill
Nina Takamori
Debbie Higashi
Hawaiian Electric                PO BOX 2750, HONOLULU, HI 96840-0001